Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Spine Announces Appointment of Tom C. Davis to its Board of Directors

CARLSBAD, CA, November 24, 2014 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today that its board of directors has appointed Tom C. Davis as a member of the board of directors, effectively immediately. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001, and currently serves as the Non-Executive Chairman of the Board of Dean Foods Company (NYSE: DF).

This appointment expands the Alphatec Spine board to 10 directors. Mr. Davis is qualified as an independent director under the definition established by Nasdaq.

“I am very pleased to welcome Tom to the Alphatec Spine board of directors,” said Jim Corbett, President and Chief Executive Officer. “Tom’s 30 years of broad experience across multiple industries will add valuable perspectives to our board. We look forward to working closely with Tom and benefitting from his counsel and strategic insights as we continue our pursuit of profitable, global growth.”

Mr. Davis also serves as a member of the boards of Affirmative Insurance Holding, Inc., MicroDental Co., and Whitehorse Finance, Inc. Previously, Mr. Davis has held key executive leadership roles, including Managing Director of Bluffview Capital, LP, Managing Partner of Gryphon Special Situations Fund L.P. and Managing Partner and Head of Banking and Corporate Finance for the Southwest division of Credit Suisse First Boston. Mr. Davis received a B.S. in Aerospace Engineering from Georgia Institute of Technology and an M.B.A. from Harvard Business School. Mr. Davis also was an officer in the U.S. Navy.

Further information regarding the Company’s appointment of Tom C. Davis to its board of directors is set forth in a Current Reports on Form 8-K that was filed with the U.S. Securities and Exchange Commission (SEC) on November 24, 2014 and is available on both the SEC’s website at www.sec.gov and the Company’s website at www.alphatecspine.com.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq: ATEC), is a global provider of spinal fusion technologies. The Company’s mission is to combine innovative surgical solutions with world-class customer service to help improve outcomes and patient’s quality of life. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could

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cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the Company’s ability to achieve profitable growth. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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